IN THE UNITED STATES DISTRICT COURT
               FOR THE NORTHERN DISTRICT OF ALABAMA
                         SOUTHERN DIVISION

          BIG B, INC.,                  )
                                        )
               Plaintiff                )         CIVIL ACTION NO.
                                        )
               vs.                      )         96-AR-2496-S
                                        )
          REVCO D.S., INC., ET AL.,     )
                                        )
               Defendants               )

                                    ORDER

                    At the request of the parties the hearing presently scheduled for October 18, 1996, is hereby
          CONTINUED, to be reset only upon the request of the parties.

                    DONE this 7th day of October, 1996.

                                   /s/ William M. Acker, Jr.
                                   ---------------------------
                                   WILLIAM M. ACKER, JR.
                                   UNITED STATES DISTRICT JUDGE